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Exhibit 23.5

Consent of Ryder Scott Company, L.P.

        We consent to the reference to our firm and to the audit performed by our firm in connection with the proved oil and gas reserve reports of Cimarex Energy Co. dated December 31, 2002, 2003 and 2004, in the Proxy Statement/Prospectus of Cimarex Energy Co. and Magnum Hunter Resources, Inc. constituting a part of the Registration Statement on Form S-4 of Cimarex Energy Co.

April 6, 2005

/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P.

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Consent of Ryder Scott Company, L.P.